Exhibit  10.2


                                ESCROW AGREEMENT

     This Escrow Agreement (hereinafter the "Escrow Agreement") is made and entered into this 6th day of July, 2000 by and among RICK'S CABARET INTERNATIONAL, INC., a Texas corporation ("Rick's"), and VOICE MEDIA, INC., a Nevada corporation (the "Shareholder"), Rick's and the Shareholder being collectively referred to as the "Parties" or individually referred to as a "Party", and ROBERT D. AXELROD, P.C., as the Escrow Agent ("Escrow Agent").

     WHEREAS, RCI Internet Holdings, Inc., Rick's and the Shareholder have entered into an Asset Purchase Agreement ("Purchase Agreement") of even date herewith, pursuant to which the Shareholder has agreed to deposit in escrow 250,000 shares of the $.01 par value common stock of Rick's (the "Escrow Stock" or the "Escrow Shares"); and

     WHEREAS, the Shareholder pursuant to the Purchase Agreement is conveying to RCI Internet Holdings, Inc., a wholly owned subsidiary of Rick's, certain tangible and intangible assets associated with and used in connection with the operation of an Internet website known as XXXPassword.com ("Password"); and

     WHEREAS, in connection with the execution of the Purchase Agreement it is necessary to establish an escrow for the Escrow Stock; and

     WHEREAS, the Parties desire that Robert D. Axelrod, P.C. serve as the Escrow Agent in connection with this Escrow Agreement.

     THE DEFINED TERMS HEREIN HAVE THE SAME MEANING AS THE DEFINED TERMS IN THE Purchase Agreement of even date herewith by and among the Parties (THE "PURCHASE AGREEMENT").

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the Parties agree hereto as follows:

     1.     Escrow  of  Escrow  Stock.  At  the  time  of  executing this Escrow
            -------------------------
Agreement,  the  Shareholder  shall  deliver  to the Escrow Agent the following:

          a. Certificates representing the Escrow Stock (250,000 shares of common stock of Rick's);

          b. Stock powers for the Escrow Shares, fully executed by the Shareholder covering the certificates delivered in escrow. The stock powers, along with the Escrow Stock, shall hereinafter be collectively referred to as the "Escrowed Documents."

          c. The Shareholder, by the delivery of the 250,000 Escrow Shares to the Escrow Agent, does hereby acknowledge and represent that the Escrow Shares are owned, beneficially and of record, by the Shareholder, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances and, further, acknowledges and represents that it has the unrestricted right and power to transfer, convey and deliver full ownership of the Escrow Shares without the consent, agreement or joinder of any other person and without any designation, declaration or filing with any governmental authority.

     2.     Conditions  for  Release  from  Escrow.  The  Escrow Agent is hereby
            --------------------------------------
instructed to receive and hold the Escrowed Documents in escrow. The Escrowed Documents shall not be released or dealt with in any manner whatsoever inconsistent with this Escrow Agreement, unless the Escrow Agent shall receive other written instructions executed by Rick's and the Shareholder. Absent contrary written instructions, the Escrow Agent shall:

     (a) Subject to Paragraph 2(f), below, release the Escrow Shares to the Shareholder upon receipt by the Escrow Agent of a written statement from the auditors of Rick's that the earnings before depreciation, amortization, interest and taxes ("EBITDA") of XXXPassword.com during the first full 12 months following the Closing Date (the "Escrow Period") equaled or exceeded $400,000 (the "Minimum Threshold"). Such written statement from the auditors of Rick's shall be provided to the Escrow Agent not later than five (5) days following submission to the Securities and Exchange Commission of Rick's appropriate reporting forms. In the event that the Escrow Agent receives a written statement from the auditors of Rick's that the EBITDA during the Escrow Period does not meet the Minimum Threshold, then the Escrow Agent shall release a number of shares of the Escrow Stock to the Shareholder at the end of the Escrow Period equal to 250,000 multiplied by a fraction, not to exceed one, the numerator of which is the actual EBITDA for the Escrow Period, as reflected in the written statement from the auditors of Rick's, and the denominator of which is $400,000.

     (b) Subject to Paragraph 2(f), below, release the Escrow Shares to the Shareholder upon receipt by the Escrow Agent of a written statement from the auditors of Rick's that the EBITDA of XXXPassword.com, at any time during the first full 12 months following the Closing Date, equals or exceeds $400,000.

     (c) Following release to the Shareholder pursuant to Paragraphs 2(a) or 2(b) as appropriate, any Escrow Stock remaining in Escrow shall be returned by the Escrow Agent to Rick's for cancellation.

     (d) In the event that the shareholders of Rick's are requested to vote on any matter while any shares of Common Stock are held in Escrow, such shares of Common Stock shall be voted by Eric Langan or pursuant to the written instructions of Eric Langan.

     (e) The term "Earnings before depreciation, amortization, interest and taxes" for purposes of this Escrow Agreement shall have the same definition contained in the Purchase Agreement.


                         ESCROW AGREEMENT - PAGE 2

     (f) Upon receipt by the Escrow Agent of any written statement from the auditors of Rick's pursuant to either Paragraph 2(a) or 2(b) above, the Escrow Agent shall give written notice of such fact, together with a copy of the written statement, to each of the Parties within three
          (3) business days. If no objection is received by the Escrow Agent from either of the Parties within five (5) business days following such notification, the Escrow Agent shall release the Escrow Shares in accordance with Paragraph 2(a) or 2(b), as the case may be. If an objection is received within five (5) business days, the Escrow Agent shall so notify each of the Parties of such fact. In such event the Escrow Agent may, but shall not be required, to interplead the Escrowed Documents with any court of competent jurisdiction in Harris County, Texas. Attorney's fees and costs of court shall be borne by the party losing any action brought to recover the Escrowed Documents.

     3.     Escrow Period and Delivery.  The escrow period shall commence on the
            --------------------------
date of the execution of this Escrow Agreement, which shall be the same date as the date of the Closing of the Purchase Agreement, and shall continue until the final disposition of the Escrowed Documents in accordance with the terms of this Escrow Agreement (the "Termination"). Once the Escrow Agent has delivered the Escrowed Documents in accordance with the terms of this Escrow Agreement, its duties pursuant to this Escrow Agreement shall be completed and it shall have no further responsibility whatsoever hereunder.

     4. The Shareholder hereby agrees that so long as the Escrow Stock is held in escrow pursuant to this Escrow Agreement, it will not take any action to cancel, sell, pledge, assign, dispose of or otherwise transfer the Escrow Stock, except as otherwise provided by this Escrow Agreement. If Rick's declares a cash dividend or stock dividend or if Rick's splits or subdivides its shares of common stock or issues any shares of its common stock in a reclassification then any cash dividend or stock dividend to which the Shareholder would be entitled shall be issued directly to the Escrow Agent to hold in escrow in accordance with the terms and conditions of this Escrow Agreement.

     5. The Escrow Agent is hereby authorized to exchange the share certificates delivered to it for any number and any denomination of share certificates that the Escrow Agent, in its sole discretion, requires to enable it to release the Escrow Stock as required pursuant to this Escrow Agreement.

     6. The Escrow Agent shall have no duties or obligations other than those specifically set forth herein or required by law. The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the terms and conditions hereof, which shall govern and control with respect to its rights, duties, liabilities and immunities.


                         ESCROW AGREEMENT - PAGE 3

     7. Rick's and the Shareholder understand and agree that Escrow Agent is not a principal, participant, or beneficiary of the underlying transactions which necessitate this Escrow Agreement. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument reasonably believed by it to be genuine and to have been signed or presented by the proper Party or Parties, their officers, representatives or agents. So long as the Escrow Agent has acted in good faith or on the advice of counsel or has not been guilty of willful misconduct, the Escrow Agent shall have no liability under, or duty to inquire beyond the terms and provisions of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature. Escrow Agent shall in no event be liable for any exemplary or consequential damages, the Parties understanding that this limitation is provided for in view of the fact that Escrow Agent will receive no compensation (other than reimbursement for expenses), for its services hereunder.

     8. The Escrow Agent shall not be obligated to take any legal actions hereunder against any third party who is not a party to this Escrow Agreement which might, in the Escrow Agent's judgment, involve any expense or liability, unless the Escrow Agent shall have been furnished with reasonable indemnity.

     9. The Escrow Agent is not bound in any way by any other contract or agreement between or among the Parties hereto whether or not the Escrow Agent has knowledge thereof of its terms and conditions and the Escrow Agent's only duty, liability and responsibility shall be to hold and deal with the Escrowed Documents as herein directed.

     10. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by all of the other Parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

     11. The Parties hereto each jointly and severally agree to indemnify the Escrow Agent against and hold the Escrow Agent harmless from anything which the Escrow Agent may do or refrain from doing in connection with its performance or non-performance as Escrow Agent under this Escrow Agreement and any and all losses, costs, damages, expenses, claims and reasonable attorneys' fees suffered or incurred by the Escrow Agent as a result of, in connection with or arising from or out of the acts of omissions of the Escrow Agent in performance of or pursuant to this Escrow Agreement, except such acts or omissions as may result from the Escrow Agent's willful misconduct.


                         ESCROW AGREEMENT - PAGE 4

     12. In the event of any disagreement between Rick's and the Shareholder or any or either of them concerning this Escrow Agreement or between them, or demands being made in connection with the Escrow Stock, or in the event that the Escrow Agent is in doubt as to what action the Escrow Agent should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until:

          a. the rights of Rick's and the Shareholder shall have been fully and finally adjudicated by a court of competent jurisdiction; or

          b. all differences shall have been adjusted and all doubt resolved by agreement between Rick's and the Shareholder, and the Escrow Agent shall have been notified thereof in writing signed by all Parties.

     13. Should Escrow Agent become involved in litigation in any manner whatsoever on account of this Escrow Agreement or the Escrow Stock, the Parties hereto (other than Escrow Agent), hereby bind and obligate themselves, their heirs, personal representatives, successors, assigns to pay Escrow Agent, in addition to any charge made hereunder for acting as Escrow Agent, reasonable attorneys' fees incurred by Escrow Agent, and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such actions, unless such litigation is the direct result of the Escrow Agent's own willful misconduct.

     14. The terms of these instructions are irrevocable by the undersigned unless such revocation is consented to in writing by each of Rick's and the Shareholder.

     15. The terms herein shall be binding upon the Escrow Agent and its successors, and upon Rick's and the Shareholder.

     16. The Escrow Agent may resign as escrow agent in respect of the Escrow Stock by giving written notice to Rick's and the Shareholder. The resignation of the Escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Escrow Agreement, thirty (30) days following the date such notice of resignation is given.

     Rick's and the Shareholder shall, before the effective date of the resignation of the Escrow Agent, appoint another escrow holder who shall be acceptable to them and that appointment, when made, shall be binding on them. Upon appointment by the new escrow holder, the Escrow Agent shall deliver the Escrowed Documents to the new escrow holder whereupon the Escrow Agent shall not be liable for the completion of any further acts pursuant to this Escrow Agreement. In the event that Rick's and the Shareholder do not appoint a new escrow holder prior to the expiration of the thirty (30) day period, the Escrow Agent shall be entitled to make application to a court of competent jurisdiction in the State of Texas to be relieved of the obligations upon it and/or to interplead the Escrowed Documents into such court and for directions with respect to the delivery of the Escrowed Documents. The Escrow Agent shall be entitled to act in accordance with the direction of the court without any further liability to any other Party whatsoever.


                         ESCROW AGREEMENT - PAGE 5

     17. The Escrow Agent will not receive any compensation for the performance of its services in connection with this Escrow Agreement except for the reimbursement of any and all out-of-pocket expenses incurred by the Escrow Agent in connection with the performance of its services hereunder.

     18. All notices and other communications provided for herein shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

(a)     If  to  Rick's:

        Rick's  Cabaret  International  Inc.
        Mr.  Eric  Langan,  President
        505  North  Belt,  Suite  630
        Houston,  Texas  77060
        Fax:  (281)  820  1445

        With  a  copy  to:

        Robert  D.  Axelrod
        Axelrod,  Smith  &  Kirshbaum
        5300  Memorial  Drive,  Suite  700
        Houston,  Texas  77007
        Fax:  (713)  552-0202

(b)     If  to  Voice  Media  to:

        Voice  Media,  Inc.
        Ron  Levi,  President
        2533  North  Carson  Street,  Suite  1091
        Carson  City,  Nevada  89706
        Fax:     (702)  883-2384

        With  copies  to:

        Howard  Rosoff
        Rosoff,  Schiffres  &  Barta
        Suite  1450
        11755  Wilshire  Blvd.
        Los  Angeles,  California  90025
        Fax:     (310)  478-1439

        Guy  Mizrachi
        c/o  National  Telemedia  Corporation
        5000  North  Parkway  Calabasas,  Suite  205
        Calabasas,  California  91302
        Fax:     (818)  591-3434

 (c)     If  to  Escrow  Agent  to:

        Robert  D.  Axelrod,  P.C.
        c/o  Axelrod,  Smith  &  Kirshbaum
        5300  Memorial  Drive,  Suite  700
        Houston,  Texas  77007


                         ESCROW AGREEMENT - PAGE 6

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, sent certified mail, return receipt requested, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     19. This Escrow Agreement shall be construed according to the laws of the State of Texas and the Parties submit themselves to the exclusive jurisdiction of the courts of the State of Texas in the event of any dispute.

     20. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same.

     21. The Escrow Agent and any stockholder, director, officer, partner or employee of the Escrow Agent may have a pecuniary interest in any transaction in which the Parties may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. In other words, this Escrow Agreement shall not prevent the Escrow Agent from performing any other activity which it would normally perform. Additionally, nothing herein shall preclude the Escrow Agent from acting in any other capacity for either of the Parties. SPECIFICALLY, THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE ESCROW AGENT AND EMPLOYEES OF THE ESCROW AGENT SERVE AS LEGAL COUNSEL TO RICK'S. THE PARTIES EXPRESSLY WAIVE ANY CONFLICT OF INTEREST WHICH MAY ARISE FROM SUCH LEGAL REPRESENTATION AND SERVING AS ESCROW AGENT HEREUNDER. FURTHER, THE SHAREHOLDER EXPRESSLY AGREES THAT SERVING AS ESCROW AGENT WILL IN NO WAY PRECLUDE ESCROW AGENT OR ANY EMPLOYEE OR PARTNER OF ESCROW AGENT FROM CONTINUING TO SERVE AS LEGAL COUNSEL TO RICK'S.

                      [SIGNATURES  ON  FOLLOWING  PAGE]


                         ESCROW AGREEMENT - PAGE 7

     IN WITNESS WHEREOF, the Parties hereto have executed this Escrow Agreement effective as of the day and year first above written.


                                   RICK'S  CABARET  INTERNATIONAL,  INC.


                                   By:  /s/  Eric  Langan
                                        Eric  Langan,  President



                                   SHAREHOLDER:

                                   VOICE  MEDIA,  INC.


                                   By:  /s/  Ron  Levi
                                        Ron  Levi,  President



                                   ROBERT D. AXELROD, P.C., AS THE ESCROW AGENT



                                   By:  /s/  Robert  D.  Axelrod
                                        Robert  D.  Axelrod,  President


                         ESCROW AGREEMENT - PAGE 8
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